Exhibit 99.1

BBX  Capital Corporation Reports Results

For the Third Quarter Ending September 30, 2017

FORT LAUDERDALE, FL --- November 6, 2017, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) today reported its third quarter 2017 results.

Highlights:

•	Total consolidated revenues were $226.3 million, an 8% increase from the same period in 2016, driven mainly by trade sales from IT’SUGAR, which was acquired by BBX Capital in June 2017.
•

Net income  available to common shareholders was $8.2 million, a 54% decrease from the same period in 2016. 2016 included higher recoveries on previously charged-off loans and gains on the sales of legacy real estate assets in our BBX Capital Real Estate Division.

•

Diluted  earnings per share was  $.08, a 62% decrease from the same period in 2016, primarily due to an increase in the weighted average of diluted common shares outstanding coupled with the results of our net income as described above.

•

Free cash flow generated from operating activities less capital expenditures  was $24 million, a 74% increase from the same period in 2016, primarily driven by an increase in cash provided by the operating activities of BBX Capital Real Estate in connection with joint venture distributions.

•

Bluegreen Vacations Corporation’s (“Bluegreen Vacations®” or “Bluegreen”) system-wide sales of VOIs, net were $170.2 million vs. $172.7 million.  Bluegreen’s management estimates that system-wide sales of VOIs, net were adversely impacted by approximately $6.2 million as a result of office closures and other business disruptions caused by Hurricane Irma in September 2017.

•

Bluegreen’s Adjusted EBITDA was $39.0 million vs. $41.4 million (3).  Bluegreen’s management estimates that Adjusted EBITDA was adversely impacted by approximately $2.4 million as a result of office closures and other business disruptions caused by Hurricane Irma in September 2017.

“We are pleased with the overall growth and momentum delivered during the third quarter of 2017 by all three of BBX Capital’s verticals, which includes Bluegreen Vacations, our BBX Capital Real Estate division and BBX Capital Middle Markets division.    For the three-month period ending September 30, 2017, Bluegreen Vacations reported $170.2 million in system-wide sales of VOIs, $27.4 million of other fee-based services revenue, and Adjusted EBITDA of $39.0 million.  During the third quarter of 2017, Bluegreen Vacations also deepened its management bench with the promotion of David Pontius to Chief Operating Officer and the appointment of Famous Rhodes as Chief Marketing Officer,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital.   “BBX Capital Real Estate delivered positive performance during the third quarter primarily driven by its joint venture activities and loan

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recoveries.   Renin continued its constructive momentum driven primarily by improvement in trade sales and gross margin.  Lastly,  BBX Sweet Holdings’ recently acquired business, IT’SUGAR, generated $22.6 million in revenue and $2.3 million of income before taxes during the third quarter.

“BBX Capital’s goal remains building long-term shareholder value rather than focusing on quarterly or annual earnings.  Since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective is long-term growth as measured by increases in book value and intrinsic value over time,” Levan concluded.

Balance Sheet Highlights:

As of September 30, 2017, BBX Capital had total consolidated assets of $1.5 billion and shareholders' equity attributable to BBX Capital of $493.7 million compared to $1.4 billion and $400.6 million, respectively, as of September 30, 2016.  At September 30, 2017, BBX Capital’s book value per share was $5.08 compared to $4.70 at September 30, 2016.

The following selected information relates to the operating activities of Bluegreen, BBX Capital Real Estate, BBX Sweet Holdings and Renin. See the supplemental tables below for the consolidating statements of operations for the three and nine month periods ended  September 30, 2017 and 2016.

Bluegreen – Select Financial Data

Bluegreen Vacations is a leading vacation ownership company that markets and sells vacation ownership interests (“VOIs”) and manages resorts in attractive leisure and urban destinations.  Its resort network includes 67 Vacation Club and Club Associate Resorts primarily located in popular, high-volume, “drive-to” vacation locations.  Through Bluegreen’s points-based system, approximately 210,000 owners in its Vacation Club have the flexibility to stay at units available at any of our resorts and have access to almost 11,000 other hotels and resorts through partnerships and exchange networks.  Bluegreen’s sales and marketing platform is supported by exclusive marketing relationships with nationally-recognized consumer brands, such as Bass Pro Shops and Choice Hotels, which drive sales within our core demographic.  Bluegreen also offers fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties.  In addition, Bluegreen provides financing to FICO® score-qualified individual purchasers of VOIs, which generates significant interest income.

Highlights during the third quarter of 2017 include:

	Three-Month Period Ended
($ in thousands)	September 30,
	2017	2016
Sales of third party VOIs-commission basis	$97,963	$88,059
VOI sales - secondary market arrangements	38,732	45,404
Sales of VOIs - just-in-time basis	14,306	11,094
Sales of VOIs made under Bluegreen's "capital- light" business activities (1), gross of equity trade allowances (2)	151,001	144,557
Traditional VOI sales	76,727	107,528
Less: Equity trade allowances	(57,543)	(79,349)
System-wide sales of VOIs, net of equity trade allowances (2)	$170,185	$172,736

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($ in thousands, except for per transaction, per guest, guest tour data)	Three-Month Period Ended September 30,
	2017	2016
Average sales price per transaction	$15,055	$13,679
Average sales volume per guest	$2,513	$2,196
(Decrease) increase in guest tours	-13%	15%
Fee-based sales commission revenue	$69,977	$59,383
Other fee-based service revenues	$27,386	$26,810
Income before taxes	$34,066	$38,878
EBITDA (3)	$38,810	$43,190
Adjusted EBITDA (3)	$38,960	$41,387
Free cash flow generated from operating activities less capital expenditures	$14,613	$18,547

(1)

Bluegreen's sales of VOIs under its "capital-light" business activities include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under "just-in-time" arrangements, Bluegreen enters into agreements with third-party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts' homeowner’s associations ("HOAs") and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the HOAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as "Secondary Market Sales.

(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s income before taxes to EBITDA and Adjusted EBITDA.

Bluegreen estimates that system-wide sales of VOIs, net and Adjusted EBITDA were adversely impacted by approximately $6.2 million and $2.4 million, respectively, as a result of office closures and other business disruptions caused by Hurricane Irma in September 2017.

Exclusive of the adverse impact of Hurricane Irma, Bluegreen’s system-wide sales of VOIs, net during the three months ended September 30, 2017 as compared to the same periods of 2016 was impacted by a 14% increase in the average sales volume per guest (“VPG”), partially offset by a 13% decrease in the number of guest tours. During 2017, Bluegreen began screening the credit qualifications of potential marketing guests, resulting in a higher average transaction price, higher VPG, and a lower number of tours. Bluegreen believes its screening of marketing guests will ultimately result in improved efficiencies in its sales process. In July 2017, Bluegreen adopted new consumer-oriented materials to support the purchase of lower-point VOIs and reinstated its former, lower minimum transaction size requirements resulting in an increase in its sales-to-tour conversion ratio.

Fee-based sales commission revenue increased during 2017 primarily due to the factors described above related to the increase in system-wide sales of VOIs, net. Bluegreen earned an average sales and marketing commission of 71% during the three months ended September 30, 2017 as compared to 67% during the same period in 2016. The increase in sales and marketing commissions as a percentage of fee-based sales is primarily related to an incentive commission of $2.9 million related to the achievement of certain sales thresholds pursuant to the terms and conditions of the applicable contractual arrangement, with no such comparable incentive commission earned in the three months ended September 30, 2016.

Other-fee-based service revenues increased 2% for the three months ended September 30, 2017 as compared to the same period in 2016. The resort properties managed by Bluegreen increased from 46

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as of September 30, 2016 to 48 as of September 30, 2017 due to the addition of new managed properties in Charleston, SC and Banner Elk, NC. Fee-based management services revenues increased during the 2017 period as compared to the 2016 period primarily as a result of increases in the number of managed resorts and the increase in the number of owners in the Bluegreen Vacation Club.

General and administrative expenses, which represent expenses directly attributable to sales and marketing operations and corporate overhead, were $25.8 million and $20.3 million during the three months ended September 30, 2017 and 2016, respectively. The increase during 2017 is primarily attributable to the $2.9 million severance accrued in connection with the retirement of a Bluegreen executive during September 2017.

Additional selected supplemental financial data regarding the results of Bluegreen’s operations for the periods ended September 30, 2017, are available on the BBX Capital website and may be viewed by accessing http://ir.bbxcapital.com/supplemental-financial-data.

BBX Capital Real Estate – Select Financial Data

BBX Capital Real Estate is active in the acquisition, ownership and management of real estate development projects and investments in joint ventures.  BBX Capital Real Estate also holds legacy  assets previously owned by BankAtlantic consisting of loans and charged off loans and judgments.

Highlights during the third quarter of 2017 include:

	Three-Month Period Ended
($ in thousands)	September 30,
	2017	2016
Equity in earnings of unconsolidated real
estate joint ventures	2,451	4,480
Recoveries from loans previously
charged off	2,005	10,944
Net (losses) gains on the sales of assets	(18)	5,035

Equity in earnings of unconsolidated real estate joint ventures reflects earnings from real estate joint ventures generally involved in the development of properties for residential and commercial use.  The equity in earnings for the three months ended September 30, 2017 and 2016 primarily reflects earnings from the Hialeah Communities joint venture. During the three months ended September 30, 2017 and 2016, the Hialeah Communities joint venture closed on 36 and 87 single-family homes, respectively, and as of September 30, 2017, the venture had executed sales contracts on 392 single-family homes, of which 373 transactions had closed, in a planned development of 394 single-family homes.

Recoveries from loan previously charged off for the three months ended September 30, 2017 and 2016 were mainly generated by legacy loans.  Due to the nature of these collection activities and the declining balances of legacy loans, it is not expected that BBX Capital Real Estate will continue to generate recoveries consistent with historical amounts.

Net gains on the sales of assets for the three months ended September 30, 2016 were mainly generated from the sales of foreclosed commercial land parcels.

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BBX Capital Middle Market

BBX Capital Middle Market: Renin – Select Financial Data

Renin is engaged in the design, manufacture,  and distribution of specialty doors, systems and hardware, and home décor products in Canada, the United States, and Europe.

Highlights during the third quarter of 2017 include:

		Three-Month Period Ended
($ in thousands)		September 30,
		2017	2016
Trade sales		16,623	15,624
Gross margin		4,605	4,114
Gross margin percentage	%	27.70	26.33
Income (loss) before taxes		90	(359)

The improvement in trade sales for the three months ended September 30, 2017 compared to the same 2016 period reflects increased sales volume from Renin’s retail channel customers driven mainly by higher sales of its barn door product.  The improvement in the gross margin percentage for the three months ended September 30, 2017 compared to the same 2016 period resulted primarily from a higher proportion of sales of higher margin door and hardware products.  The increase in income before taxes reflects the improved gross margin.

BBX Capital Middle Market: BBX Sweet Holdings – Select Financial Data

BBX Sweet Holdings primarily consists of companies acquired in the confectionery industry. We consider certain of the businesses included in the BBX Sweet Holdings’ segment to be in the early development stages and their activities included costs to consolidate manufacturing facilities and upgrade information system applications. In June 2017, BBX Sweet Holdings acquired IT’SUGAR,  a specialty candy retailer with 95 retail locations in 26 states and Washington, DC for net cash consideration of approximately $58.4 million.

Highlights during the third quarter of 2017 include:

		Three Month Period Ended
($ in thousands)		September 30,
		2017	2016
Trade sales		28,257	6,454
Gross margin		11,287	1,290
Gross margin percentage	%	39.94	19.99
Loss before taxes		(1,267)	(2,767)

The improvement in BBX Sweet Holdings performance for the three months ended September 30, 2017 compared to the same 2016 period primarily resulted from the operating results of IT’SUGAR, which was acquired in June 2017.

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BBX Capital Middle Market: MOD Pizza

The Company’s activities relating to its MOD Pizza franchise operations included building infrastructure to support plans to open approximately 60 MOD franchised pizza restaurant locations throughout Florida over the next five to seven years.  The Company opened its first MOD Pizza franchise location in Parkland, FL, on October 24, 2017, and anticipates opening three additional locations during the first quarter of 2018.

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For more complete and detailed information regarding BBX Capital and its financial results, business, operations and risks, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter  ended  September 30, 2017, and BBX Capital’s Annual Report on Form 10-K  for the year  ended December 31, 2016, which  are available on the SEC's website, https://www.sec.gov,  and on BBX  Capital’s website,  www.BBXCapital.com.

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About BBX Capital Corporation:

BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), is a diversified holding company whose activities include its ownership of Bluegreen Vacations Corporation and, through its Real Estate and Middle Market Divisions, the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects and middle market operating businesses.    As of September 30, 2017, BBX Capital had total consolidated assets of $1.5 billion, shareholders' equity  attributable to BBX Capital of $493.7 million, and total equity of $539.9 million.    At September 30, 2017, BBX Capital’s book value per share was $5.08 compared to $4.70 at  September 30, 2016.

About Bluegreen Vacations Corporation:

Bluegreen Vacations Corporation (formerly Bluegreen Corporation), founded in 1966 and headquartered in Boca Raton, Florida, is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in attractive leisure and urban destinations.  The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 210,000 owners, 67 Club and Club Associate Resorts and access to more than 11,000 other hotels and resorts through partnerships and exchange networks.  Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties.

For more information, please visit:

BBX Capital: www.BBXCapital.com

Bluegreen Vacations Corporation: www.BluegreenVacations.com

Investor and Media Relations Contacts:

Investor Relations: Leo Hinkley,  Managing Director, Investor Relations Officer

+1 (954) 940-5300

Email: LHinkley@BBXCapital.com

Media Contact: Neil Shapiro, Edelman

+1 (212) 704-8166

Email: Neil.Shapiro@Edelman.com

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Forward-Looking Statements:

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as "plans," "believes," "will," "expects," "anticipates," "intends," "estimates," "our view," "we see," "would" and words and phrases of similar meaning. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control.  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this report. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and you should note that prior or current performance is not a guarantee or indication of future performance. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen operates, the home improvement industry in which Renin operates, the confectionary industry in which BBX Sweet Holdings and IT’SUGAR operate, and the pizza franchise industry in which the Company has recently commenced activities. Risks and uncertainties include, without limitation, risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased shareholder value; the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital's subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary's board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse industries, integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks; risks relating to the monetization of BBX Capital's legacy assets; risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company's investment in Bluegreen exposes the Company to risks of Bluegreen's business and its ability to pay dividends to BBX Capital, and risks inherent in the vacation ownership industry, including the risk that Bluegreen's marketing expenses will increase; and the risk that Bluegreen’s capital-light business activities or other operations may not be successful because of changes in economic conditions or otherwise, and the risk that the Bluegreen's strategy to grow profitability and increase long-term value may not be realized as anticipated, if at all. In addition, with respect to BBX Capital's Real Estate and Middle Market Division, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contractual commitments may not be completed on the terms provided or at all; risks related to the recently completed acquisition of IT’SUGAR, including the risk that the revenue anticipated to be generated by its operations will not be achieved, that net income may not be generated when anticipated or at all, and that the transaction may not be advantageous and the Company may not realize the anticipated benefits of the acquisition; and risks related to our pizza franchise operations, including that stores may not be opened when or in the number anticipated or at all, stores opened may not operate profitably, and the Company’s pizza franchise activities may not otherwise be successful. Additional risks and uncertainties are described in BBX Capital's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017and Annual Report on Form 10-K for the year ended December 31, 2016, and are available to view on the SEC's website, https://www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. BBX Capital cautions that the foregoing factors are not exclusive, and we do not undertake, and specifically disclaim any obligation, to update or supplement any

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forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise.

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The following supplemental table represents BBX Capital’s Segment Statement of Operations (unaudited) for the three months ended September 30, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$61,687	-	-	-	-	-	61,687
Fee-based sales
commission revenue	69,977	-	-	-	-	-	69,977
Other fee-based services revenue	27,386	-	-	-	-	-	27,386
Trade sales	-	-	16,623	28,257	-	-	44,880
Interest income	21,296	697	-	1	241	(1,200)	21,035
Net losses on sales of assets	-	(18)	-	-	-	-	(18)
Other revenue	-	964	-	12	474	(118)	1,332
Total revenues	180,346	1,643	16,623	28,270	715	(1,318)	226,279

Costs and Expenses:
Cost of sales of VOIs	6,284	-	-	-	-	-	6,284
Cost of other fee-based services	18,176	-	-	-	-	-	18,176
Cost of trade sales	-	-	12,018	16,970	-	-	28,988
Interest expense	8,058	-	157	84	2,381	(1,200)	9,480
Recoveries from loan losses, net	-	(2,005)	-	-	-	-	(2,005)
Asset impairments, net	-	1,233	-	273	-	-	1,506
Litigation costs and
penalty reimbursements	-	-	-	-	(2,113)	-	(2,113)
Selling, general and
administrative expenses	113,643	3,099	4,253	12,210	15,449	(118)	148,536
Total costs and expenses	146,161	2,327	16,428	29,537	15,717	(1,318)	208,852

Equity in net earnings of
unconsolidated real
estate joint ventures	-	2,451	-	-	-	-	2,451
Foreign exchange loss	-	-	(105)	-	-	-	(105)
Other (loss) income, net	(119)	-	-	-	32	-	(87)
Income (loss) before income taxes	$34,066	1,767	90	(1,267)	(14,970)	-	19,686

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The following supplemental table represents BBX Capital’s Segment Statement of Operations (unaudited) for the three months ended September 30, 2016 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$71,741	-	-		-	-	71,741
Fee-based sales
commission revenue	59,383	-	-		-	-	59,383
Other fee-based services revenue	26,810	-	-		-	-	26,810
Trade sales	-	-	15,624	6,454	-	-	22,078
Interest income	22,699	1,214	-	8	175	(2,000)	22,096
Net gains on sales of assets	-	5,035	-	-	-	-	5,035
Other revenue	-	1,152	-	1	1,108	(240)	2,021
Total revenues	180,633	7,401	15,624	6,463	1,283	(2,240)	209,164

Costs and Expenses:
Cost of sales of VOIs	5,827	-	-	-	-	-	5,827
Cost of other fee-based services	17,057	-	-	-	-	-	17,057
Cost of trade sales	-	-	11,510	5,164	-	-	16,674
Interest expense	8,409	-	62	86	2,960	(2,000)	9,517
Recoveries from loan losses, net	-	(10,944)	-	-	-	-	(10,944)
Asset recoveries, net	-	(30)	-	-	-	-	(30)
Selling, general and
administrative expenses	110,973	2,527	4,416	3,980	11,928	(240)	133,584
Total costs and expenses	142,266	(8,447)	15,988	9,230	14,888	(2,240)	171,685

Equity in net earnings of
unconsolidated real
estate joint ventures	-	4,480	-	-	-	-	4,480
Foreign exchange gain	-	-	5	-	-	-	5
Other income, net	511	-	-	-	20	-	531
Income (loss) before income taxes	$38,878	20,328	(359)	(2,767)	(13,585)	-	42,495

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The following supplemental table represents BBX Capital’s Segment Statement of Operations (unaudited) for the nine months ended September 30, 2017 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$172,839	-	-	-	-	-	172,839
Fee-based sales
commission revenue	179,046	-	-	-	-	-	179,046
Other fee-based services revenue	83,442	-	-	-	-	-	83,442
Trade sales	-	-	51,909	44,926	-	-	96,835
Interest income	65,673	1,915	-	3	674	(5,200)	63,065
Net gains on sales of assets	-	2,161	-	-	-	-	2,161
Other revenue	-	3,023	-	23	895	(357)	3,584
Total revenues	501,000	7,099	51,909	44,952	1,569	(5,557)	600,972

Costs and Expenses:
Cost of sales of VOIs	10,737	-	-	-	-	-	10,737
Cost of other fee-based services	51,550	-	-	-	-	-	51,550
Cost of trade sales	-	-	37,150	30,303	-	-	67,453
Interest expense	23,779	-	338	255	8,405	(5,200)	27,577
Recoveries from loan losses, net	-	(6,098)	-	-	-	-	(6,098)
Asset impairments, net	-	1,278	-	273	-	-	1,551
Net gains on cancellation of
junior subordinated debentures	-	-	-	-	(6,929)	-	(6,929)
Litigation costs and
penalty reimbursements	-	-	-	-	(11,719)	-	(11,719)
Selling, general and
administrative expenses	308,515	8,001	13,052	22,776	46,548	(357)	398,535
Total costs and expenses	394,581	3,181	50,540	53,607	36,305	(5,557)	532,657

Equity in net earnings of
unconsolidated real
estate joint ventures	-	9,620	-	-	-	-	9,620
Foreign exchange loss	-	-	(312)	-	-	-	(312)
Other (loss) income, net	(120)	-	-	-	184	-	64
Income (loss) before income taxes	$106,299	13,538	1,057	(8,655)	(34,552)	-	77,687

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The following supplemental table represents BBX Capital’s Segment Statement of Operations (unaudited) for the nine months ended September 30, 2016 (in thousands):

	Reportable Segments
		BBX Capital			Corporate
		Real		BBX Sweet	Expenses &		Segment
	Bluegreen	Estate	Renin	Holdings	Other	Eliminations	Total
Revenues:
Sales of VOIs	$196,654	-	-	-	-	-	196,654
Fee-based sales
commission revenue	153,718	-	-	-	-	-	153,718
Other fee-based services revenue	78,421	-	-	-	-	-	78,421
Trade sales	-	-	45,922	18,368	-	-	64,290
Interest income	66,931	3,082	-	8	443	(6,000)	64,464
Net gains on sales of assets	-	5,326	-	-	-	-	5,326
Other revenue	-	4,137	-	7	1,751	(737)	5,158
Total revenues	495,724	12,545	45,922	18,383	2,194	(6,737)	568,031

Costs and Expenses:
Cost of sales of VOIs	19,410	-	-	-	-	-	19,410
Cost of other fee-based services	48,644	-	-	-	-	-	48,644
Cost of trade sales	-	-	33,551	17,129	-	-	50,680
Interest expense	24,461	-	204	402	9,255	(6,000)	28,322
Recoveries from loan losses, net	-	(18,979)	-	-	-	-	(18,979)
Asset impairments, net	-	1,692	-	-	-	-	1,692
Selling, general and
administrative expenses	316,504	9,298	12,038	12,639	38,101	(737)	387,843
Total costs and expenses	409,019	(7,989)	45,793	30,170	47,356	(6,737)	517,612

Equity in net earnings of
unconsolidated real
estate joint ventures	-	5,793	-	-	-	-	5,793
Foreign exchange gain	-	-	325		-	-	325
Other income, net	597	-	-	-	124	-	721
Income (loss) before income taxes	$87,302	26,327	454	(11,787)	(45,038)	-	57,258

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The following tables present Bluegreen’s EBITDA and Adjusted EBITDA, defined below, for the three and nine months ended September 30, 2017 and 2016, as well as a reconciliation of EBITDA and Adjusted EBITDA to income before income taxes (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Bluegreen income before income taxes	$34,066	$ 38,878	$ 106,299	$ 87,302
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,292)	(2,051)	(5,487)	(6,106)
Interest expense	8,058	8,409	23,779	24,461
Interest expense on receivable-backed debt	(4,514)	(4,463)	(13,364)	(14,211)
Franchise taxes	72	10	127	88
Depreciation and amortization	2,420	2,407	7,089	7,132
Bluegreen EBITDA	38,810	43,190	118,443	98,666
EBITDA attributable to the noncontrolling
interest in Bluegreen/Big Cedar Vacations	(3,070)	(1,873)	(9,163)	(6,516)
Loss (gain) on assets held-for-sale	4	70	44	(37)
Restructuring cost	3,216	-	3,679	-
One-time special bonus	-	-	-	10,000
Adjusted EBITDA	$38,960	$ 41,387	$ 113,003	$ 102,113

EBITDA is defined as earnings, or income before income taxes, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), franchise taxes, and depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to income before income taxes as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s financial performance.

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